UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 3, 2011

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2011, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of Darling International Inc. (the “Company”) approved the Company’s executive compensation program for fiscal 2011 for certain executives, including, without limitation, the Company’s Chief Executive Officer (the “CEO”). In connection with the development of this program, on February 3, 2011, the Compensation Committee adopted a 2011 Amended and Restated Executive Compensation Program Policy Statement (the “2011 Program”). In designing the 2011 Program, the Compensation Committee took into account, among other things, the Company’s recent acquisition of Griffin Industries, Inc. and its resulting effect on the size and complexity of the Company’s business. The 2011 Program modifies the Amended and Restated Executive Compensation Program Policy Statement adopted by the Compensation Committee on January 8, 2010 (the “Prior Program”) by, among other things, (i) using additional financial measures to determine peer companies, (ii) changing certain target and actual award thresholds and caps and (iii) eliminating non-employee director option grants. The 2011 Program supersedes the Prior Program for future periods; however, the Prior Program will remain in effect in respect of awards heretofore granted under the Prior Program.

Set forth below is a brief description of the material terms and conditions of the 2011 Program. The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the 2011 Program attached hereto as Exhibit 10.1.

Elements of Compensation.

Base Salary: Base salary ranges will be determined for a program participant based on the participant’s position and responsibility and will generally be set at or near the 50th percentile of base salary paid to similarly situated executives of Peer Companies (as defined below). However, the Compensation Committee has the authority to deviate from such percentile target as it deems appropriate to achieve the objectives of the 2011 Program. Salary information for Peer Companies will be determined by using market data supplied by an outside global human resources consulting firm or other independent third party resource (a “Consulting Firm”).

“Peer Companies,” which are selected annually by a Consulting Firm, means general industrial companies that have similar total revenue, gross profit, EBITDA margin (earnings before interest, taxes, depreciation and amortization divided by revenue), net income and market capitalization and/or compete with the Company for management talent. Although there typically may be overlap among the Peer Companies used in respect of the base salary element, the annual incentive bonus element and the long term incentive element, the actual companies in the applicable Peer Companies may differ based on guidance from a Consulting Firm.

The following table shows the 2011 base salary for each of the Company’s named executive officers for 20111:

Name and Title	2011 Base Salary
Randall C. Stuewe Chairman and Chief Executive Officer	$800,000

_________________________________
1 The fifth named executive officer as of the end of the Company’s 2009 fiscal year, Mark Myers, retired from the Company effective January 3, 2010.

John O. Muse Executive Vice President – Finance and Administration	$475,000
Neil Katchen Executive Vice President – Chief Operations Officer	$350,000
John F. Sterling Executive Vice President – General Counsel and Secretary	$335,000

Annual Incentives. Each program participant has the opportunity to receive an annual cash incentive award, which will be awarded upon the program participant’s achievement of both of two separate components: the Company’s realization of certain financial measures (which will comprise 75% of the annual cash incentive award) and the achievement of specific strategic, operational and personal goals (“SOPs”) designed for each plan participant (which will comprise 25% of the annual cash incentive award).

The financial measures component of the annual cash incentive award will be based on the Company’s yearly return on gross investment (“ROGI”), which is defined as earnings before interest, taxes, depreciation and amortization divided by the sum of total assets plus accumulated depreciation minus other liabilities (other than liabilities incurred to financing institutions, indebtedness issued to institutional investors and indebtedness registered under the Securities Act of 1934, as amended), including, but not limited to, accounts payable, accrued expenses, pension liabilities, other non-current liabilities and deferred income taxes. The Compensation Committee has the ability to adjust annual ROGI based on extraordinary events. A program participant may receive between 25% and 300% of the financial measures component of his/her target annual cash incentive payout depending on the Company’s annual ROGI as compared to the ROGI of its Peer Companies during the same period.

The SOPs component of the annual cash incentive award is based on both the Company’s achievement of a minimum ROGI target and a program participant’s achievement of individual SOPs. A program participant may receive between 0% and 300% of his/her target payout with respect to the SOPs component depending on such participant’s performance for the fiscal year. Each program participant must achieve a minimum of 75% of his/her SOPs to receive any payout for the SOPs component of the annual cash incentive award.

Long Term Incentives: The long term incentive element of compensation will be awarded to program participants in the form of a yearly equity grant, which will be composed of 80% restricted stock and 20% stock options; however, the Compensation Committee will only award such yearly equity grants if the Company meets certain pre-defined financial objective(s) for the relevant prior fiscal year, as certified by the Compensation Committee. A program participant’s target dollar value (the “Target Grant Dollar Value”) of his/her grant will be set at an amount equal to 125% of base salary for the CEO and an amount between 20% and 75% of his/her base salary for all other program participants. Program participants can receive a grant equal to between 50% and 200% of the Target Grant Dollar Value depending on the Company’s trailing five-year ROGI as compared to the trailing five-year ROGI of Peer Companies.

The Compensation Committee will determine the target number of shares of restricted stock which a program participant will receive if the Company meets the pre-defined financial objectives for the coming year by dividing the Target Grant Dollar Value for restricted stock by a discounted per share price. The discounted per share price is derived by discounting the closing market price of the Company’s common stock as of the last trading day of the immediately preceding fiscal year to account for the possibility of forfeiture of the restricted stock based on, among other things, the probability of the failure of the restricted stock to be granted and the failure of the Company to meet the pre-defined performance measures. The appropriate discount will be determined by the Compensation Committee, based on the advice of an independent third party compensation consultant. Restricted stock grants will have no exercise price and will vest over a period of three years, with 25% vesting immediately upon issuance and 25% vesting on each of the next three anniversaries of the grant date. Restricted stock will be granted on the fourth business day after the Company releases its annual financial results, with the number of shares of restricted stock granted based on the Company’s level of attainment of the pre-defined financial objectives.

The Compensation Committee will also set a target number of stock options for each program participant. The target stock option number will be calculated by dividing the Target Grant Dollar Value for stock options by the value of a stock option based on the value of a single share as of the last day of the immediately preceding fiscal year, applying the Black-Scholes valuation methodology to determine such share value. Stock options will be granted on the fourth business day after the Company releases its annual financial results, with the number of options granted based on the Company’s level of attainment of the pre-defined financial objectives. Stock options will have an exercise price equal to the fair market value of the Company’s common stock on the third business day after the Company releases its annual financial results and will vest over a period of three years with 25% vesting immediately upon issuance and 25% vesting on each of the next three anniversaries of the grant date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Darling International Inc. Compensation Committee 2011 Amended and Restated Executive Compensation Program Policy Statement adopted February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: February 9, 2011	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT LIST

10.1	Darling International Inc. Compensation Committee 2011 Amended and Restated Executive Compensation Program Policy Statement adopted February 3, 2011.